Exhibit 10.1

BILL OF SALE

THIS BILL OF SALE is made and entered into this 30th day of April, 2013, by and between Butler National Services, Inc., a Florida corporation (hereinafter referred to as “Seller”) and Beadle Enterprises LLC, a Florida limited liability company (hereinafter referred to as “Buyer”).
RECITALS

A.            Seller is in the business of selling, monitoring and servicing environmental systems, including pump stations, pumps, and related systems (the “Business”), presently located at 2772 NW 31st Ave, Ft. Lauderdale, FL 33311; and

B.            Seller desires to transfer to Buyer the Business and all of its properties and assets used in the Business other than the Excluded Assets (as defined below), and Buyer desires to acquire such Business, properties and assets, and the same in its wholly-owned subsidiary Pump Station Maintenance Services, LLC, all upon the terms and conditions set forth herein.

AGREEMENT

Subject to the terms and conditions hereof, the parties agree as follows:

ARTICLE I. Sale of Assets; Assumption of Liabilities.

1.1 Seller does hereby irrevocably SELL, ASSIGN, TRANSFER, AND DELIVER unto Buyer, its successors and assigns, all of Seller’s right, title, and interest, in and to all assets used by Seller in the Business on the date hereof, including without limitation those assets set forth on Schedule 1.1 hereto (collectively, the “Assets”).

1.2 Notwithstanding anything to the contrary contained in Section 1 or elsewhere in this Agreement, the assets set forth on Schedule 1.2 hereto are “Excluded Assets” and are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing.

1.3 Seller hereby assigns and Buyer hereby assumes and agrees to discharge the unpaid obligations and liabilities of Seller set forth on Schedule 1.3 attached hereto and all trade payables of Seller (the “Assumed Liabilities”).

1.4 Seller hereby assigns and Buyer hereby assumes all responsibility for the lease of the property at 2772 NW 31st Ave., Ft. Lauderdale, Florida 33311 (the “Lease”).  Buyer hereby assumes, effective as of the date of this Agreement all rights of tenant under the Lease, and all obligations and liabilities of tenant arising under the Lease to the extent such obligations and liabilities arise out of any fact, act, omission, circumstance or condition occurring or commencing on or after the date of this Bill of Sale, and Buyer shall obtain a complete release of Seller from the landlord under the Lease in the form provided under separate cover or as may be otherwise agreed by Seller.

ARTICLE II. Purchase Price.

2.1 In consideration for the Assets, Buyer will pay to Seller $270,000.00 (Two Hundred Seventy Thousand Dollars) in equal installments over sixty (60) months and deliver the executed original of the note from Buyer in this amount as provided in Schedule 3.1 hereof (“Note”).  Such amount is inclusive of an annual rate of interest equal to 1.1% compounded annually. The Note, and the payment obligations thereunder, are guaranteed by Curtis L. Beadle and Linda E. Beadle pursuant to the Guaranty, which is attached hereto in the form of Schedule 3.2.  The Note, and the payment obligations thereunder, is also secured by all of the issued and outstanding equity of Pump Station Maintenance Services, LLC pursuant to the Pledge Agreement in the form of Schedule 3.3 hereto.  The amount of the original principal amount of the Note from Buyer (in the amount of $262,592 (Two Hundred Sixty-Two Thousand Five Hundred Ninety-Two Dollars) shall be the purchase price (the “Purchase Price”).

2.2 Not applicable. (Deleted from draft a referenced payment that was made related to insurance that is being refunded directly to Seller).

2.3 Buyer shall be responsible for and agrees to pay when due all sales and use taxes arising out of the transactions contemplated hereunder.  All other ad valorem taxes against or in respect of the Assets or the Business and all utilities shall be paid by the Buyer and shall not be pro rated.

2.4 Buyer and Seller agree to allocate the Purchase Price in the manner determined by Seller.  Buyer shall not take any position with any taxing authority inconsistent with the allocation determined by Seller.

ARTICLE III. Representations and Warranties of Seller.

The Seller does hereby represent and warrant to the Buyer as follows:

3.1 Seller has and is hereby transferring to Buyer good title to the Assets free and clear of liens, claims and encumbrances.

3.2 Neither the execution and delivery of this Bill of Sale nor compliance with the terms hereof by Seller will violate the articles of incorporation or bylaws of Seller, will breach any governmental law, statute or regulation, or result in the creation or imposition of any liability, lien, claim, charge, encumbrance, or constructive trust.

3.3 Seller has taken all corporate action necessary to make this Bill of Sale enforceable against Seller in accordance with the terms hereof.

3.4 EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3, THE ASSETS ARE SOLD “AS IS” AND “WHERE IS”, AND SELLER HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE IV. Representations and Warranties of Buyer.

Buyer does hereby represent and warrant to Seller as follows:

4.1 Neither the execution and delivery of this Bill of Sale nor compliance with the terms hereof by the Buyer will violate the articles of organization or operating agreement of Buyer, will breach any governmental statute or regulation, or result in the creation or imposition of any lien, claim, charge, encumbrance, or constructive trust.

4.2 Buyer has the limited liability company power and authority to enter into this Bill of Sale and has taken all limited liability company action necessary to make this Bill of Sale enforceable against Buyer in accordance with the terms hereof.

4.3 Buyer is the sole owner of all of the interests in and to Pump Station Maintenance Services, LLC, and that all of the Assets of Business that are being sold to Buyer by Seller will be simultaneously assigned to, and accepted by, Pump Station Maintenance Services, LLC.

ARTICLE V. Further Action/Other Covenants.

5.1 Seller agrees that it shall execute and deliver or cause to be executed and delivered from time to time such instruments, documents, agreements, consents and assurances and take such other actions as Buyer reasonably may require, all at the sole cost and expense of Buyer, to convey, transfer to and vest in Buyer title to the Assets and to carry out the intent and purposes of this Bill of Sale and the other agreements contemplated herein.

5.2 If any right or Asset hereby assigned or transferred hereby shall for any reason be nonassignable or not enforceable by Buyer, Seller shall take such action to enforce the same or to obtain the benefits thereof as Buyer may reasonably direct, but at the sole expense and risk of Buyer; and Seller will deliver to Buyer any amounts received by it on account of any such claim, right or chose in action after deducting any reasonable expenses incurred by Seller in taking such action which have not been paid or reimbursed by Buyer.

5.3 Buyer shall not sell, assign, transfer or dispose of any interests in Pump Station Maintenance Services, LLC prior to the payment in full of the Note without the written authorization of Seller.

5.4 Seller agrees from the date hereof and for a period of three (3) years thereafter that it will not communicate, divulge or use for the benefit of any person, firm, partnership or corporation any of the trade secrets, business methods, customer lists, promotional materials, product specifications, drawings and prototypes, price lists, instruction manuals, or any other proprietary information of any type or description being acquired by Buyer pursuant to this Agreement.

ARTICLE VI. General.

6.1 This Bill of Sale cancels and supersedes all previous agreements relating to the subject matter of this Bill of Sale, written or oral, between the parties hereto and contains the entire understanding of the parties hereto and shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto.

6.2 Neither this Bill of Sale, nor any of the rights, duties or obligations of either party hereunder, may be assigned either voluntarily or by operation of law or otherwise delegated without the prior written consent of the other party.  This Bill of Sale shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

6.3 This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

6.4 Any notice, request, consent or communication under this Bill of Sale shall be effective only if it is in writing and personally delivered or sent by certified mail, postage prepaid, nationally recognized express delivery service with delivery confirmed or telexed or telecopied with receipt confirmed, addressed as follows:

If to Seller:

Butler National Services, Inc.
19920 W. 161st Street
Olathe, KS 66062
Attn: Chris Reedy

with copy to:

Bryan Cave LLP
One Kansas City Place
1200 Main Street, Suite 3500
Kansas City, Missouri 64105

Attn: James P. Pryde

If to Buyer:

Attention: Curt Beadle
2772 NW 31st Avenue
Ft. Lauderdale, FL 33311

or to such other address as any party may provide to the other in writing.

6.5 This Bill of Sale and all rights and obligations of the parties hereunder and all rights and obligations of the parties shall be governed by, and construed and interpreted in accordance with, the laws of the State of Kansas applicable to agreements made and to be performed entirely within such State, including all matters of enforcement, validity and performance.

6.6 As of the date hereof, Buyer shall modify its insurance policies to name the Seller as an “additional insured” party and shall maintain such insurance in effect for at least three (3) years after the date hereof.  Buyer shall provide a certificate of insurance evidencing such coverage to Seller simultaneously with the delivery of this Agreement and evidence of renewal of such insurance on an annual basis before the expiration thereof.

6.7 Buyer shall indemnify, defend and hold harmless Seller and its affiliates from and against any and all liabilities, claims, action, and causes of action arising out of, related to or in connection with any event, act, actions or occurrence arising out of, related to or in connection with the operation of the Business or the use of the Assets after the date hereof.  Nothing in this Bill of Sale requires the Buyer to maintain any coverage in the future.

6.8 The provisions of this Bill of Sale were negotiated by the parties hereto and said Bill of Sale shall be deemed to have been drafted by all the parties hereto notwithstanding any legal presumptions to the contrary.

6.9 If any legal action or other proceeding is brought for the enforcement or interpretation of any of the rights or provisions of this Bill of Sale, the successful or prevailing party shall be entitled to recover reasonable attorney’s fees and other costs and expenses incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

The remainder of this page is intentionally blank and the signature page follows

IN WITNESS WHEREOF, the parties hereto have each caused this Bill of Sale to be duly executed as of the day and year first above written.

BUTLER NATIONAL SERVICES, INC.

By:
Name:
Title:

BEADLE ENTERPRISES LLC

By:
Name:
Title:

SCHEDULE 1.1

PURCHASED ASSETS

(a) Inventory and supplies;

(b) Trade accounts receivable except that the first $20,000 (Twenty Thousand Dollars) of trade accounts receivables shall belong to Seller;

(c) machinery and equipment, including without limitation the manufacturing machinery and equipment;

(d) Office furniture, office supplies and office equipment, including without limitation the office furniture, office supplies and office;

(e) All of Seller’s right, title and interest in and to all fixtures and leasehold improvements;

(f) Telephone numbers and all other intangible, trade secrets, business records and files, customer lists, promotional materials, product specifications, drawings, and prototypes and intangible items, including the goodwill of the Business as a going concern;

(g) All rights under all contracts, leases, licenses and other agreements relating to the Business; and

(h) All other property and assets of every kind and description whether personal, mixed or tangible or intangible; wherever located and whether or not reflected on its balance sheet.

SCHEDULE 1.2
EXCLUDED ASSETS

1.	Cash;
2.	Corporate books and records;
3.	All shares of common stock and all other securities issued by Seller;
4.	The name “Butler” and all uses and derivatives thereof; and
5.	Any contracts with Butler National Corporation or any of its affiliates.

SCHEDULE 1.3
ASSUMED LIABILITIES

1.	All trade payables;
2.	The lease for 2772 NW 31st Avenue, Ft.Lauderdale, FL 33311; and
3.	All amounts which become due and owing after the date hereof under or pursuant to all contracts of Seller and otherwise relating to the Business.

SCHEDULE 3.1
FORM OF NOTE

THIS PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, IN WHICH CASE THE HOLDER SHALL HAVE DELIVERED TO MAKER AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO MAKER, THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

U.S.  $262,592 April __, 2013

FOR VALUE RECEIVED, the undersigned maker (the “Maker”), promises to pay to the order of Butler National Services, Inc., a Florida corporation (the “Holder”), the principal sum of TWO HUNDRED SIXTY-TWO THOUSAND FIVE HUNDRED NINETY-TWO DOLLARS ($262,592) together with interest at the rate of ONE AND ONE-TENTH PERCENT (1.1%) per annum on the unpaid principal balance hereof, payable in monthly installments of principal and interest of FOUR THOUSAND FIVE HUNDRED DOLLARS ($4,500) on the 1st business day of each of the SIXTY (60) consecutive months commencing May 1, 2013.  The entire amount of indebtedness hereunder then outstanding, including principal and accrued interest, shall be due on April 2, 2018.  Upon the terms of that certain Guaranty executed of even date herewith, Curtis L. Beadle and Linda E. Beadle are unconditional guarantors of the Maker’s obligations hereunder.

This Note is issued pursuant to that certain Bill of Sale, dated as of April __, 2013 (the “Bill of Sale”), by and between Maker and Holder, whereby Maker is purchasing the Assets and assuming the Assumed Liabilities (as such terms are defined in the Bill of Sale) in exchange for this Note and other good and valuable consideration.

ARTICLE I. Prepayment.                                The Maker may prepay all (but not less than all) of its obligations under this Note only with the written consent of, and on terms and conditions acceptable to, Holder.

ARTICLE II. Collateral.                      Payment of this Note shall be secured by a pledge of even date herewith (the “Pledge Agreement”) of all of the equity interests in Pump Station Maintenance Services, LLC, a Florida limited liability company controlled by Maker (the “Collateral”).  Maker shall comply with the terms of the Pledge Agreement.  Upon Maker’s payment in full of all amounts due hereunder, the Holder will release the Collateral to Maker free and clear of the security interest granted therein.

ARTICLE III. Default.

3.1 Upon and during the continuance of any Event of Default (as defined below), Holder shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Florida (the “UCC”).  Except as expressly provided herein, the exercise by Holder of such rights and remedies shall not be construed as a limitation of the obligations of Maker to Holder, or the rights of Holder, hereunder or otherwise.  Whenever Holder is required by the UCC to give notice to Maker in the exercise of its rights and/or remedies with respect to the Collateral, the Holder shall give at least fifteen (15) days advance written notice to Maker.

3.2 An “Event of Default” is defined as the occurrence of any of the following:

(a) Any failure by the Maker to pay any amount of interest or principal when due;

(b) Any failure by the Maker to pay any other amounts to Holder when due;

(c) Any filing by the Maker of a voluntary petition for bankruptcy, or the filing of a petition for bankruptcy by one or more creditors of the Maker if that petition is not dismissed within 90 days of the date it is filed;

(d) The appointment of receiver for the assets of the Maker or if the Maker makes an assignment of his assets for the benefit of creditors; or

(e) The entry of any judgment against Holder (or any of its affiliates) in favor of LAUDERDALE LAKES INDUSTRIAL PARK, J.V. (Landlord) of any of its affiliates, in connection with the Lease (as defined and more fully described in the Bill of Sale).

3.3 All principal and interest owing shall become immediately due and payable upon the occurrence of an Event of Default, in addition to the Prepayment Penalty as calculated on the date of such occurrence.

ARTICLE IV. Costs.  In the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of the Holder or an affiliate of the Holder or are outside counsel), the Maker and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all costs of collection, including reasonable attorneys’ fees including charges for paralegals and others working under the direction or supervision of the Holder’s attorneys, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors’ proceedings or otherwise.

ARTICLE V. Jurisdiction.  The laws of the State of Kansas shall govern the interpretation and enforcement of this Note without giving effect to its choice of law provisions.  In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, the Maker and any endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of Kansas.

ARTICLE VI. Waivers.  No delay on the part of the Holder in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy.  No single or partial exercise of a right or remedy shall preclude other or further exercise of that or any other right or remedy.  The failure of the Holder to insist upon the strict performance of any term of this Note, or to exercise any right or remedy hereunder, shall not be construed as a waiver or relinquishment by the Holder for the future of that term, right or remedy.  No waiver of any right of the Holder hereunder shall be effective unless in writing executed by the Holder.

ARTICLE VII. Severability.  The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions, persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

ARTICLE VIII. Binding Effect.  This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

ARTICLE IX. Compliance With Usury Laws.  As it is the intent of all parties to this Note to abide by the interest limitations of any applicable usury law, it is expressly agreed, anything herein to the contrary notwithstanding, that the Holder shall not be allowed or entitled to collect any interest (or any sum which is considered interest by law) which is in excess of any legal rate applicable hereto.  Should any amount be collected hereunder which would cause the interest to exceed said lawful rate, such part of said amount in excess of the lawful rate shall automatically be credited to principal, or, if all principal amounts have been paid, shall be refunded to the Maker.  The provisions of this Note are hereby modified to the extent necessary to conform with the limitations and provisions of this Section 9.

ARTICLE X. Waiver of Jury Trial.  THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER ENTERING INTO THIS AGREEMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Maker has duly executed, and the undersigned guarantors have duly acknowledged, this Note as of the date first set forth above.

MAKER:

BEADLE ENTERPRISES, LLC

By:
Name:
Title:

GUARANTORS

Curtis L. Beadle

Linda E. Beadle

SCHEDULE 3.2
FORM OF GUARANTY

GUARANTY

FOR VALUE RECEIVED, and to induce Butler National Services, Inc. (the “Secured Party”) to accept a Promissory Note dated April __, 2013, from Beadle Enterprises LLC (the “Company”) in connection with that certain Bill of Sale dated April __, 2013, by and between Secured Party and the Company, the undersigned, Curtis Beadle and Linda Beadle (the “Guarantors”), hereby jointly and severally unconditionally and irrevocably guaranty to the Secured Party and its successors, transferees and assigns, the prompt and complete payment when due of any and all amounts due from time to time to the Secured Party pursuant to the Note, including principal and interest thereon, and further agree to pay any and all out of pocket expenses (including attorneys’ fees) which may be paid or incurred by the Secured Party in collecting any or all amounts due and payable under the Note and/or enforcing any rights under this Guaranty.  This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Company pursuant to the terms of the Note (and not of its collectability only) and is in no way conditioned upon any requirement that the Secured Party first attempt to collect any amounts due and owing under the Note from the Company or any other party primarily or secondarily liable with respect thereto or resort to any security or other means of obtaining payment of any amounts due and owing under the Note or upon any other contingency whatsoever.

Dated: April __, 2013.

GUARANTORS

Curtis L. Beadle

Linda E. Beadle

SCHEDULE 3.3
FORM OF PLEDGE AGREEMENT

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of April __, 2013, by and between BEADLE ENTERPRISES LLC, a Florida limited liability company (“Pledgor”) and BUTLER NATIONAL SERVICES, INC. (along with its successors and assigns, “Butler”).

RECITALS

The following recitals of fact are a material part of this Agreement:

A. Pledgor and Butler are parties to that certain Bill of Sale of even date herewith (the “Bill of Sale”), pursuant to which, among other things, Pledgor has agreed to issue to Butler that certain Promissory Note dated April __, 2013, in the principal amount of Two Hundred Sixty-Two Thousand Five Hundred Ninety-Two Dollars ($262,592) (the “Note”).

B. To induce Butler to enter into the Bill of Sale and to accept the Note as contemplated in the Bill of Sale, Butler has required that Pledgor execute and deliver this Agreement, pledging to Butler the Pledged Interests (as defined below) in order to secure the prompt and complete payment, observance and performance of Pledgor’s obligations under the Bill of Sale and Note (the “Obligations”).

AGREEMENT

NOW, THEREFORE, in recognition that Butler would not enter into the Bill of Sale but for Pledgor’s promises and agreements hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Pledgor and Butler agree as follows:

ARTICLE XI. Pledged Interests.  The term “Pledged Interests” means all of the equity interests in Pump Station Maintenance Services, LLC (the “Company”), whether now existing or later issued, together with all certificates, rights and other distributions issued as an addition to, in substitution or exchange for, or on account of, any such equity interests, rights, and warrants, and all accounts, contract rights and general intangibles arising from any and all of the foregoing or relating thereto, and all proceeds of all the foregoing, whether now or hereafter owned or acquired by Pledgor.

ARTICLE XII. Security For Obligations.  As security for the prompt performance of the Obligations, Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to Butler the Pledged Interests now owned by Pledgor, duly endorsed in blank for transfer or with powers duly executed in blank for transfer, and grants Butler a lien on and security interest in the Pledged Interests and any dividends or proceeds arising therefrom (whether perfected by possession or otherwise).

ARTICLE XIII. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default (used throughout this Agreement as defined in the Note, but also including Pledgor’s failure to pay as and when due the other amounts required under the Bill of Sale and at any time thereafter, Butler may, at its option and without demand of performance or other demand or notice of any kind (except the notices specified below and such other notices as are expressly required under the Uniform Commercial Code) to or upon Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived): (a) pursue any or all of its rights and remedies under the Bill of Sale or the Note or at law or in equity in such order and manner as Butler may elect in its sole and absolute discretion; and (b) foreclose upon the Pledged Interests or any part thereof.

(b) In addition, Pledgor absolutely, unconditionally and irrevocably expressly waives for the benefit of Butler the following:

(i) any right to require Butler, as a condition of payment or performance by Pledgor, to (1) proceed against Curtis Beadle, Linda Beadle or any other person, (2) proceed against or exhaust any other security held by Butler, (3) proceed against or have resort to any balance of any deposit account or credit on the books of Butler in favor of Pledgor or any of its affiliates, or (4) pursue any other remedy in the power of Butler whatsoever;

(ii) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(iii) any defense based upon Butler’s errors or omissions in the administration of the Obligations;

(iv) (1) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of Pledgor’s obligations under this Agreement, (2) the benefit of any statute of limitations affecting Pledgor’s liability under this Agreement or the enforcement of this Agreement, and (3) promptness, diligence and any requirement that Butler collect or realize upon the Obligations or any part thereof or protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(v) notices of every nature and kind, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Agreement, notices of default under the Note, any agreement or instrument related thereto, notices of the existence, creation, renewal, extension or modification of the Obligations or any agreement related thereto, and notices of any extension of credit to Pledgor;

(vi) any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate Pledgor or its sureties, or that may conflict with the terms of this Agreement.

ARTICLE XIV. Rights and Remedies Not Exclusive.  Notwithstanding any provision in this Agreement or the Note to the contrary, the rights and remedies provided in this Agreement and in the Note and in all other agreements, instruments and documents delivered pursuant to or in connection with the Bill of Sale are cumulative and are in addition to and not exclusive of any rights or remedies provided by law or under the principles of equity, including the rights and remedies of a secured party under the Uniform Commercial Code, and all such rights and remedies may be enforced partially, successively, alternatively or concurrently, and any action by Butler to enforce any of their rights or remedies shall not stop or prevent Butler from pursuing any other right or remedy which they may have hereunder or by law.

ARTICLE XV. Covenants.

From the date of this Agreement until the satisfaction of all Obligations, Pledgor covenants not to, or permit the Company to, directly or indirectly:

15.1 Issue any additional equity interests in the Company;

15.2 Amend the Articles of Organization or Operating Agreement of Pledgor or Company;

15.3 Transfer, hypothecate, pledge or encumber any of the Pledged Interests, or otherwise create any lien thereupon other than the lien granted by this Agreement; or

15.4 Attempt, cause, permit or enable any of the foregoing actions.

ARTICLE XVI. Notices.  The provisions of Section 6.4 of the Bill of Sale shall apply to this Agreement mutatis mutandis.

ARTICLE XVII. Further Documents.  Pledgor shall at any time upon the request of Butler execute and deliver such further documents and do such further acts and things as Butler may reasonably request to effect the purposes of this Agreement.  Upon the occurrence of an Event of Default, this Agreement shall constitute Pledgor’s irrevocable constitution and appointment of Butler as its proxy and attorney-in-fact with full power of substitution and acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.

ARTICLE XVIII. Specific Performance.  Pledgor acknowledges that a breach of any of its covenants set forth in this Agreement may cause irreparable injury to Butler, that Butler will have no adequate remedy at law with respect to such breach, and that, as a consequence thereof, all of Pledgor’s covenants set forth in this Agreement shall be specifically enforceable against Pledgor, and Pledgor hereby waives, to the extent such waiver is enforceable under law, and shall not assert, any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

ARTICLE XIX. No Waiver.  No course of dealing among Pledgor and Butler, nor any failure to exercise, nor any delay in exercising any right, remedy, power or privilege of Butler hereunder or under the Note shall operate as a waiver thereof nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or the further exercise thereof or the exercise of any other right, remedy, power or privilege.

ARTICLE XX. Expenses.  Pledgor agrees to pay promptly to Butler upon demand all expenses, costs, charges, fees and disbursements of any kind, type, nature and description, including attorneys’ fees, litigation expenses and all court costs, incurred by Butler or its affiliates in connection with the underwriting, origination, making, documentation, administration, enforcement, or collection of any sums owing to Butler or its affiliates, and the creation, perfection, administration, defense of, and enforcement of the assignments, pledges, and security interests granted herein, and all expenses incurred by Butler or its affiliates shall be a part of the Obligations.

ARTICLE XXI. Severability.  The provisions of this Agreement are severable, and if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

ARTICLE XXII. Governing Law; Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas except as to matters covered by applicable Federal law or regulation.

ARTICLE XXIII. Amendments.  This Agreement may be amended only by a written instrument signed by all the parties hereto.

ARTICLE XXIV. Conflict Among Provisions.  If there is a conflict between or among the terms, covenants, conditions or provisions of this Agreement and the Note and/or the Bill of Sale, then any term, covenant, condition or provision that Butler may elect to enforce from time to time so as to enlarge the interest of Butler in its security for the payment and performance of the Obligations, afford Butler the maximum financial benefits or security for the Obligations, or provide Butler the maximum assurance of payment and performance of the of the Obligations in full, shall control.  PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS BEEN PROVIDED WITH SUFFICIENT AND NECESSARY TIME AND OPPORTUNITY TO REVIEW THE TERMS OF THIS AGREEMENT AND EACH OF THE INVESTMENT DOCUMENTS WITH ANY AND ALL COUNSEL IT DEEMS APPROPRIATE, AND THAT NO INFERENCE IN FAVOR OF, OR AGAINST, BUTLER OR PLEDGOR SHALL BE DRAWN FROM THE FACT THAT ANY SUCH PARTY HAS DRAFTED ANY PORTION OF THIS AGREEMENT OR ANY OF THE INVESTMENT DOCUMENTS.

ARTICLE XXV. Sole and Absolute Discretion of Butler.  Whenever pursuant to this Agreement (a) Butler exercises any right to consent, approve or disapprove, (b) any arrangement, document, item or term is to be satisfactory to Butler, or (c) any other decision or determination is to be made by Butler, the decision of Butler to consent, approve or disapprove, all decisions that arrangements, documents, items, or terms are satisfactory or not satisfactory and all other decisions and determinations made by Butler, shall be in the sole and absolute discretion of Butler and shall be final and conclusive, except as may be otherwise expressly and specifically provided in this Agreement.

ARTICLE XXVI. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, personal and legal representatives, executors, successors, transferees and assigns; provided, however, that Pledgor shall not be permitted to assign any of its obligations hereunder.

ARTICLE XXVII. Counterparts.  For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.  A signature of a party by facsimile or other electronic transmission (including a .pdf copy sent by e-mail) shall be deemed to constitute an original and fully effective signature of such party.

ARTICLE XXVIII. Consent to Forum.  AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT OR FEDERAL COURT SITTING IN KANSAS, AND THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING SHALL BE HEARD OR DETERMINED IN ANY SUCH COURT, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO PLEDGOR AT THE ADDRESS STATED IN THE BILL OF SALE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF IT WITH RESPECT THERETO.

ARTICLE XXIX. Waiver of Jury Trial.  BOTH PARTIES HEREBY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE NOTE OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF,

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PLEDGOR:	BEADLE ENTERPRISES LLC a Florida limited liability company By: Name: Title:

BUTLER:	BUTLER NATIONAL SERVICES, INC.
a Florida corporation

By:
Name:
Title:

ACKNOWLEDGEMENT & CONSENT

OF

PUMP STATION MAINTENANCE SERVICES, LLC.

PUMP STATION MAINTENANCE SERVICES, LLC (the “Company”), the issuer of the Pledged Interests as defined in the foregoing Pledge Agreement (the “Agreement”) by and between BEADLE ENTERPRISES LLC, a Florida limited liability company (“Pledgor”) and BUTLER NATIONAL SERVICES, INC. (along with its successors and assigns, “Butler”), hereby (i) acknowledges its receipt and review of the Agreement, (ii) consents to Pledgor’s pledge, assignment, hypothecation, transfer and delivery of, and its grant of a lien on and security interest in, the Pledged Interests effectuated in the Agreement, and (iii) agrees to observe in full all of the rights and remedies afforded Butler in the Agreement.

Date:  April __, 2013

PUMP STATION MAINTENANCE SERVICES, LLC
a Florida limited liability company

By:
Name:
Title: